Exhibit 99
NextEra Energy Partners, LP
Media Line: 561-694-4442
April 22, 2020

FOR IMMEDIATE RELEASE

NextEra Energy Partners, LP reports first-quarter 2020 financial results
•Partnership now expects it can achieve long-term distribution growth objectives without additional acquisitions until 2022, one year later than previously disclosed
•Maintains significant liquidity and continued access to capital
•Currently expects no material financial or operational impacts as a result of the COVID-19 pandemic
•Grows distributions approximately 15% year-over-year

JUNO BEACH, Fla. - NextEra Energy Partners, LP (NYSE: NEP) today reported first-quarter 2020 net loss attributable to NextEra Energy Partners of $222 million. NextEra Energy Partners also reported first-quarter 2020 adjusted EBITDA of $294 million and cash available for distribution (CAFD), excluding all contributions from the Desert Sunlight projects, was $130 million. Including all contributions from the Desert Sunlight projects, CAFD would have been $135 million for the first quarter of 2020.

NextEra Energy Partners' management uses adjusted EBITDA and CAFD, which are non-GAAP financial measures, internally for financial planning, analysis of performance and reporting of results to the board of directors. NextEra Energy Partners also uses these measures when communicating its financial results and earnings outlook to analysts and investors. The attachments to this news release include a reconciliation of historical adjusted EBITDA and CAFD to net income, which is the most directly comparable GAAP measure.

"NextEra Energy Partners' outstanding first-quarter 2020 operational and financial performance reflects the strong positioning with which we entered the year," said Jim Robo, chairman and chief executive officer. "As a result of actions that we took in 2019, NextEra Energy Partners entered 2020 very well-positioned, which is particularly valuable during times of uncertainty like we are experiencing today. With significant liquidity, a year-end 2020 trailing 12-month payout ratio that is expected to be in the mid-70% range and a diversified set of financing alternatives, NextEra Energy Partners has significant flexibility going forward. While we will continue to be opportunistic, this flexibility allows NextEra Energy Partners to achieve its long-term distribution growth objectives without the need for any acquisitions until 2022, one year later than we have previously disclosed. When combined with access to NextEra Energy Resources' unparalleled backlog of renewable projects, as well as the ability to execute on third-party acquisitions and organic growth opportunities, we continue to have as much confidence in NextEra Energy Partners' long-term future as ever."

While the COVID-19 pandemic has created significant uncertainty throughout the economy, NextEra Energy Partners remains well-positioned to continue to deliver on its objectives and its commitments. The partnership currently expects no material financial or operational impacts as a result of the COVID-19 pandemic.

"While NextEra Energy Partners' expectations always assume normal weather and operating conditions, I have confidence in our ability to meet our financial expectations, even when accounting for a reasonable range of impacts and outcomes related to the current pandemic," said Robo.

At the end of the first quarter of 2020, NextEra Energy Partners maintained a net liquidity position, including cash on hand, of approximately $650 million. NextEra Energy Partners' only near-term debt maturity is a $300 million convertible debt issuance that matures in September 2020, which may be converted to NextEra Energy Partners common units if the conversion price is achieved. Financing and construction for all of the previously announced organic growth investments that NextEra Energy Partners is pursuing remain on track. Without any near-term acquisition needs and no other corporate level debt maturities until 2024, NextEra Energy Partners maintains significant liquidity to help achieve its objectives.

In 2019, NextEra Energy Partners purchased all of the outstanding holding company and operating company notes at its Genesis project. Assuming favorable resolution for the company's PG&E-related assets, cash flows from the Genesis project can support significant long-term financing capacity. Additionally, following PG&E's emergence from bankruptcy, the company expects the distribution of cash that is currently trapped or withheld at its Desert Sunlight 250 and 300 projects, which, as of the end of the first quarter of 2020, totaled approximately $48 million. The Genesis financing capacity and the release of Desert Sunlight trapped cash are additional potential sources of capital and liquidity for NextEra Energy Partners.

Quarterly distribution declaration
The board of directors of NextEra Energy Partners declared a quarterly distribution of $0.555 per common unit (corresponding to an annualized rate of $2.22 per common unit) to the unitholders of NextEra Energy Partners. With the declaration, the distribution has grown approximately 15% on an annualized basis versus the first quarter of 2019. The distribution will be payable on May 15, 2020, to unitholders of record as of May 7, 2020.

Outlook
NextEra Energy Partners' expectations of run-rate adjusted EBITDA and CAFD for year-end 2020 remain unchanged. Run-rate CAFD at Dec. 31, 2020, including full contributions from PG&E-related projects, is expected to be in a range of $560 million to $640 million, which reflect calendar year 2021 expectations for the forecasted portfolio at year-end 2020. Excluding all contributions from the Desert Sunlight projects, NextEra Energy Partners continues to expect a Dec. 31, 2020, run rate for CAFD in the range of $505 million to $585 million. Run-rate adjusted EBITDA at Dec. 31, 2020, is expected to be in a range of $1.225 billion to $1.4 billion, which assume full contributions from projects related to PG&E, as revenue is expected to continue to be recognized.

From a base of its fourth-quarter 2019 distribution per common unit at an annualized rate of $2.14 per common unit, NextEra Energy Partners continues to expect 12% to 15% per year growth in limited partner distributions as being a reasonable range of expectations through at least 2024, subject to the usual caveats. NextEra Energy Partners expects the annualized rate of the fourth-quarter 2020 distribution, which is payable in February 2021, to be in a range of $2.40 to $2.46 per common unit. NextEra Energy Partners now expects to be able to achieve its long-term distribution growth expectations without the need for additional asset acquisitions until 2022 at the earliest.

These expectations include the impact of expected incentive distribution rights fees, as these fees are treated as an operating expense.

Adjusted EBITDA, CAFD, limited partner distribution and other expectations assume, among other things, normal weather and operating conditions; public policy support for wind and solar development and construction; market demand and transmission expansion support for wind and solar development; market demand for pipeline capacity; and access to capital at reasonable cost and terms. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results. Adjusted EBITDA and CAFD do not represent substitutes for net income, as prepared in accordance with GAAP. The adjusted EBITDA and CAFD run-rate expectations have not been reconciled to GAAP net income because NextEra Energy Partners' GAAP net income includes unrealized mark-to-market gains and losses related to derivative transactions, which cannot be determined at this time.

As previously announced, NextEra Energy Partners' first-quarter 2020 conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be first-quarter 2020 financial results for NextEra Energy, Inc. (NYSE: NEE). The listen-only webcast will be available on the website of NextEra Energy Partners by accessing the following link: www.NextEraEnergyPartners.com/FinancialResults. The news release and the slides accompanying the presentation may be downloaded at www.NextEraEnergyPartners.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy Partners, LP
NextEra Energy Partners, LP (NYSE: NEP) is a growth-oriented limited partnership formed by NextEra Energy, Inc. (NYSE: NEE). NextEra Energy Partners acquires, manages and owns contracted clean energy projects with stable, long-term cash flows. Headquartered in Juno Beach, Florida, NextEra Energy Partners owns interests in geographically diverse wind and solar projects in the U.S. as well as natural gas infrastructure assets in Texas and Pennsylvania. For more information about NextEra Energy Partners, please visit: www.NextEraEnergyPartners.com.

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Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy Partners, LP (together with its subsidiaries, NEP) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NEP’s control. Forward-looking statements in this news release include, among others, statements concerning adjusted EBITDA, cash available for distributions (CAFD) and unit distribution expectations, as well as statements concerning NEP's future operating performance and financing needs. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “aim,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NEP and its business and financial condition are subject to risks and uncertainties that could cause NEP’s actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties could require NEP to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, those discussed in this news release and the following: NEP's ability to make cash distributions to its unitholders is affected by wind and solar conditions at its renewable energy projects; NEP's business, financial condition, results of operations and prospects can be materially adversely affected by weather conditions, including, but not limited to, the impact of severe weather; Operation and maintenance of renewable energy projects involve significant risks that could result in unplanned power outages, reduced output, personal injury or loss of life; Natural gas gathering and transmission activities involve numerous risks that may result in accidents or otherwise affect NEP’s pipeline operations; NEP depends on certain of the renewable energy projects and pipelines in its portfolio for a substantial portion of its anticipated cash flows; NEP is pursuing the expansion of natural gas pipelines and the repowering of wind projects that will require up-front capital expenditures and expose NEP to project development risks; Terrorist acts, cyberattacks or other similar events could impact NEP's projects, pipelines or surrounding areas and adversely affect its business; The ability of NEP to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events and company-specific events, as well as the financial condition of insurers. NEP's insurance coverage does not insure against all potential risks and it may become subject to higher insurance premiums; Warranties provided by the suppliers of equipment for NEP's projects may be limited by the ability of a supplier to satisfy its warranty obligations, or by the terms of the warranty, so the warranties may be insufficient to compensate NEP for its losses; Supplier concentration at certain of NEP's projects may expose it to significant credit or performance risks; NEP relies on interconnection, transmission and other pipeline facilities of third parties to deliver energy from its renewable energy projects and to transport natural gas to and from its pipelines. If these facilities become unavailable, NEP's projects and pipelines may not be able to operate or deliver energy or may become partially or fully unavailable to transport natural gas; NEP's business is subject to liabilities and operating restrictions arising from environmental, health and safety laws and regulations, compliance with which may require significant capital expenditures, increase NEP’s cost of operations and affect or limit its business plans; NEP's renewable energy projects or pipelines may be adversely affected by legislative changes or a failure to comply with applicable energy and pipeline regulations; Petroleos Mexicanos (Pemex) may claim certain immunities under the Foreign Sovereign Immunities Act and Mexican law, and the Texas pipeline entities' ability to sue or recover from Pemex for breach of contract may be limited and may be exacerbated if there is a deterioration in the economic relationship between the U.S. and Mexico; NEP does not own all of the land on which the projects in its portfolio are located and its use and enjoyment of the property may be adversely affected to the extent that there are any lienholders or land rights holders that have rights that are superior to NEP's rights or the U.S. Bureau of Land Management suspends its federal rights-of-way grants; NEP is subject to risks associated with litigation or administrative proceedings that could materially impact its operations, including, but not limited to, proceedings related to projects it acquires in the future; NEP's cross-border operations require NEP to comply with anti-corruption laws and regulations of the U.S. government and Mexico; NEP is subject to risks associated with its ownership or acquisition of projects or pipelines that are under construction, which could result in its inability to complete construction projects on time or at all, and make projects too expensive to complete or cause the return on an investment to be less than expected; NEP relies on a limited number of customers and is exposed to the risk that they may be unwilling or unable to fulfill their contractual obligations to NEP or that they otherwise terminate their agreements with NEP; PG&E, which contributes a significant portion of NEP's revenues, filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Any rejection by PG&E of a material portion of NEP's PPAs with it or any material reduction in the prices NEP charges PG&E under those PPAs that occurs in connection with PG&E's Chapter 11 proceedings could have a material adverse effect on NEP's results of operations, financial condition or business; NEP may not be able to extend, renew or replace expiring or terminated power purchase agreements (PPA), natural gas transportation agreements or other customer contracts at favorable rates or on a long-term basis; If the energy production by or availability of NEP's renewable energy projects is less than expected, they may not be able to satisfy minimum production or availability obligations under their PPAs; NEP's growth strategy depends on locating and acquiring interests in additional projects consistent with its business strategy at favorable prices; Lower prices for other fuel sources may reduce the demand for wind and solar energy; Reductions in demand for natural gas in the United States or Mexico and low market prices of natural gas could materially adversely affect NEP’s pipeline operations and cash flows; Government laws, regulations and policies providing incentives and subsidies for clean energy could be changed, reduced or eliminated at any time and such changes may negatively impact NEP's growth strategy; NEP's growth strategy depends on the acquisition of projects developed by NextEra Energy, Inc. (NEE) and third parties, which face risks related to project siting, financing, construction, permitting, the environment, governmental approvals and the negotiation of project development agreements; Acquisitions of existing clean energy projects involve numerous risks; Renewable energy procurement is subject to U.S. state regulations, with relatively irregular, infrequent and often competitive procurement windows; NEP may continue to acquire other sources of clean energy and may expand to include other types of assets. Any further acquisition of non-renewable energy projects may present unforeseen challenges and result in a competitive disadvantage relative to NEP's more-established competitors; NEP faces substantial competition primarily from regulated utilities, developers, independent power producers, pension funds and private equity funds for opportunities in North America; The natural gas pipeline industry is highly competitive, and increased competitive pressure could adversely affect NEP's business; NEP may not be able to access sources of capital on commercially reasonable terms, which would have a material adverse effect on its ability to consummate future acquisitions; Restrictions in NEP and its subsidiaries' financing agreements could adversely affect NEP's business, financial condition, results of operations and ability to make cash distributions to its unitholders; NEP's cash distributions to its unitholders may be reduced as a result of restrictions on NEP's subsidiaries’ cash distributions to NEP under the terms of their indebtedness or other financing agreements; NEP's subsidiaries’ substantial amount of indebtedness may adversely affect NEP's ability to operate its business, and its failure to comply with the terms of its subsidiaries' indebtedness could have a material adverse effect on NEP's financial condition; NEP is exposed to risks inherent in its use of interest rate swaps; NEE has influence over NEP; Under the cash sweep and credit support agreement, NEP receives credit support from NEE and its affiliates. NEP's subsidiaries may default under contracts or become subject to cash sweeps if credit support is terminated, if NEE or its affiliates fail to honor their obligations under credit support arrangements, or if NEE or another credit support provider ceases to satisfy creditworthiness requirements, and NEP will be required in certain circumstances to reimburse NEE for draws that are made on credit support; NextEra Energy Resources, LLC (NEER) or one of its affiliates is permitted to borrow funds received by NEP's subsidiaries and is obligated to return these funds only as needed to cover project costs and distributions or as demanded by NextEra Energy Operating Partners’ (NEP OpCo) . NEP's financial condition and ability to make distributions to its unitholders, as well as its ability to grow distributions in the future, is highly dependent on NEER’s performance of its obligations to return all or a portion of these funds; NEP may not be able to consummate future acquisitions; NEER's right of first refusal may adversely affect NEP's ability to consummate future sales or to obtain favorable sale terms; NextEra Energy Partners GP, Inc. (NEP GP) and its affiliates may have conflicts of interest with NEP and have limited duties to NEP and its unitholders; NEP GP and its affiliates and the directors and officers of NEP are not restricted in their ability to compete with NEP, whose business is subject to certain restrictions; NEP may only terminate the Management Services Agreement among, NEP, NextEra Energy Management Partners, LP (NEE Management), NEP OpCo and NextEra Energy Operating Partners GP, LLC (NEP OpCo GP) under certain specified conditions; If the agreements with NEE Management or NEER are terminated, NEP may be unable to contract with a substitute service provider on similar terms; NEP's arrangements with NEE limit NEE’s potential liability, and NEP has agreed to indemnify NEE against claims that it may face in connection with such arrangements, which may lead NEE to assume greater risks when making decisions relating to NEP than it otherwise would if acting solely for its own account; NEP's ability to make distributions to its unitholders depends on the ability of NEP OpCo to make cash distributions to its limited partners; If NEP incurs material tax liabilities, NEP's distributions to its unitholders may be reduced, without any corresponding reduction in the amount of the IDR fee; Holders of NEP’s units may be subject to voting restrictions; NEP’s partnership agreement replaces the fiduciary duties that NEP GP and NEP’s directors and officers might have to holders of its common units with contractual standards governing their duties; NEP’s partnership agreement restricts the remedies available to holders of NEP's common units for actions taken by NEP’s directors or NEP GP that might otherwise constitute breaches of fiduciary duties; Certain of NEP’s actions require the consent of NEP GP; Holders of NEP's common units and preferred units currently cannot remove NEP GP without NEE’s consent; NEE’s interest in NEP GP and the control of NEP GP may be transferred to a third party without unitholder consent; The IDR fee may be assigned to a third party without unitholder consent; NEP may issue additional units without unitholder approval, which would dilute unitholder interests; Reimbursements and fees owed to NEP GP and its affiliates for services provided to NEP or on NEP's behalf will reduce cash distributions from NEP OpCo and from NEP to NEP's unitholders, and there are no limits on the amount that NEP OpCo may be required to pay; Discretion in establishing cash reserves by NEP OpCo GP may reduce the amount of cash distributions to unitholders; NEP OpCo can borrow money to pay distributions, which would reduce the amount of credit available to operate NEP's business; Increases in interest rates could adversely impact the price of NEP's common units, NEP's ability to issue equity or incur debt for acquisitions or other purposes and NEP's ability to make cash distributions to its unitholders; The liability of holders of NEP's units, which represent limited partnership interests in NEP, may not be limited if a court finds that unitholder action constitutes control of NEP's business; Unitholders may have liability to repay distributions that were wrongfully distributed to them; Provisions in NEP’s partnership agreement may discourage or delay an acquisition of NEP that NEP unitholders may consider favorable, which could decrease the value of NEP's common units, and could make it more difficult for NEP unitholders to change the board of directors; The New York Stock Exchange does not require a publicly traded limited partnership like NEP to comply with certain of its corporate governance requirements; The issuance of preferred units or other securities convertible into common units may affect the market price for NEP’s common units, will dilute common unitholders’ ownership in NEP and may decrease the amount of cash available for distribution for each common unit; The preferred units have rights, preferences and privileges that are not held by, and will be preferential to the rights of, holders of the common units; NEP's future tax liability may be greater than expected if NEP does not generate net operating losses (NOLs) sufficient to offset taxable income or if tax authorities challenge certain of NEP's tax positions; NEP's ability to use NOLs to offset future income may be limited; NEP will not have complete control over NEP's tax decisions; A valuation allowance may be required for NEP's deferred tax assets; Distributions to unitholders may be taxable as dividends; and, The coronavirus pandemic may have a material adverse impact on NEP's business, financial condition, liquidity, results of operations and ability to make cash distributions to its unitholders. NEP discusses these and other risks and uncertainties in its annual report on Form 10-K for the year ended December 31, 2019 and other SEC filings, and this news release should be read in conjunction with such SEC filings. The forward-looking statements made in this news release are made only as of the date of this news release and NEP undertakes no obligation to update any forward-looking statements.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(millions, except per unit amounts)
(unaudited)
PRELIMINARY

	Three Months Ended March 31,
	2020	2019
OPERATING REVENUES
Renewable energy sales	$157	$123
Texas pipelines service revenues	55	54
Total operating revenues	212	177
OPERATING EXPENSES
Operations and maintenance	92	76
Depreciation and amortization	66	61
Taxes other than income taxes and other	5	6
Total operating expenses - net	163	143
OPERATING INCOME	49	34
OTHER INCOME (DEDUCTIONS)
Interest expense	(839)	(155)
Equity in earnings of equity method investees	18	—
Equity in losses of non-economic ownership interests	(23)	(7)
Other - net	—	—
Total other deductions - net	(844)	(162)
LOSS BEFORE INCOME TAXES	(795)	(128)
INCOME TAX BENEFIT	(75)	(7)
NET LOSS	(720)	(121)
Net income attributable to preferred distributions	(2)	(6)
Net loss attributable to noncontrolling interests	500	105
NET LOSS ATTRIBUTABLE TO NEXTERA ENERGY PARTNERS, LP	$(222)	$(22)

Loss per common unit attributable to NextEra Energy Partners, LP - basic	$(3.39)	$(0.38)
Loss per common unit attributable to NextEra Energy Partners, LP - assuming dilution	$(3.39)	$(0.38)

NEXTERA ENERGY PARTNERS, LP
Reconciliation of Net Loss to Adjusted EBITDA and Cash Available for Distribution (CAFD)
(millions)

	Three Months Ended March 31,
	2020	2019
Net loss	$(720)	$(121)
Add back:
Depreciation and amortization	66	61
Interest expense	839	155
Income taxes	(75)	(7)
Tax credits	120	108
Amortization of intangible assets - PPAs	26	9
Noncontrolling interests in Silver State and NET Mexico	(9)	(3)
Equity in losses of non-economic ownership interests	23	7
Depreciation and interest expense included within equity in earnings of equity method investees	24	14
Other	—	2
Adjusted EBITDA	$294	$225
Tax credits	(120)	(108)
Other - net	(1)	(1)
Cash available for distribution before debt service payments	$173	$116
Cash interest paid	(62)	(59)
Debt repayment principal(a)	24	(10)
Cash available for distribution including Desert Sunlight	$135	$47
CAFD generated at Desert Sunlight(b)	(5)	(4)
Cash available for distribution	$130	$43
__________________________
(a) Includes normal principal payments, including distributions/contributions to/from tax equity investors and payments to convertible equity portfolio investors.
(b) Represents CAFD generated by Desert Sunlight in the period that is, or is expected to be, trapped and is expected to be subject to cash sweeps in 2020 due to the ongoing defaults related to the PG&E bankruptcy.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(unaudited)
PRELIMINARY

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$115	$128
Accounts receivable	90	79
Other receivables	160	173
Due from related parties	68	17
Other current assets	39	36
Total current assets	472	433
Non-current assets:
Property, plant and equipment - net	6,972	6,970
Intangible assets – PPAs - net	1,629	1,655
Intangible assets – customer relationships - net	623	627
Goodwill	609	609
Investments in equity method investees	1,640	1,653
Deferred income taxes	244	172
Other non-current assets	132	137
Total non-current assets	11,849	11,823
TOTAL ASSETS	$12,321	$12,256
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$144	$122
Due to related parties	62	58
Current portion of long-term debt	13	12
Accrued interest	24	40
Accrued property taxes	11	21
Other current liabilities	50	48
Total current liabilities	304	301
Non-current liabilities:
Long-term debt	4,179	4,132
Asset retirement obligation	141	139
Derivatives	1,199	417
Non-current due to related party	34	34
Other non-current liabilities	185	167
Total non-current liabilities	5,738	4,889
TOTAL LIABILITIES	6,042	5,190
COMMITMENTS AND CONTINGENCIES
EQUITY
Preferred units (4.7 and 4.7 units issued and outstanding, respectively)	183	183
Common units (65.5 and 65.5 units issued and outstanding, respectively)	1,750	2,008
Accumulated other comprehensive loss	(8)	(8)
Noncontrolling interests	4,354	4,883
TOTAL EQUITY	6,279	7,066
TOTAL LIABILITIES AND EQUITY	$12,321	$12,256

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(millions)
(unaudited)
PRELIMINARY

	Three Months Ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(720)	$(121)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	66	61
Intangible amortization - PPAs	26	9
Change in value of derivative contracts	795	115
Deferred income taxes	(75)	(7)
Equity in earnings of equity method investees, net of distributions received	7	5
Equity in losses of non-economic ownership interests	23	7
Other - net	5	2
Changes in operating assets and liabilities:
Other current assets	4	(13)
Other non-current assets	—	(3)
Other current liabilities	(31)	(36)
Other non-current liabilities	(1)	—
Net cash provided by operating activities	99	19
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures and other investments	(52)	(3)
Payments from (to) related parties under CSCS agreement - net	(48)	24
Distributions from equity method investee	8	—
Other	4	—
Net cash provided by (used in) investing activities	(88)	21
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common units - net	2	3
Issuances of long-term debt	57	—
Retirements of long-term debt	(11)	(24)
Debt issuance costs	(1)	—
Partner contributions	3	1
Partner distributions	(97)	(74)
Preferred unit distributions	(2)	(6)
Proceeds from differential membership investors	46	32
Payments to differential membership investors	(6)	(8)
Payments to Class B noncontrolling interests investors	(10)	(5)
Change in amounts due to related parties	(1)	19
Net cash used in financing activities	(20)	(62)
NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(9)	(22)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - BEGINNING OF PERIOD	132	166
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - END OF PERIOD	$123	$144